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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Member
TransMontaigne GP L.L.C.:

        We consent to the incorporation by reference in the registration statements (Nos. 333-125209 and 333-148280) on Form S-8 and registration statement (No. 333-142108) on Form S-3 of TransMontaigne Partners L.P. (the Partnership) of our reports dated March 8, 2010, relating to the consolidated balance sheets of TransMontaigne Partners L.P. and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, partners' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2009, and the effectiveness of internal control over financial reporting as of December 31, 2009, which reports appear in the December 31, 2009 Form 10-K of TransMontaigne Partners L.P.

        Our report with respect to the consolidated financial statements refers to the Partnership's adoption of Emerging Issues Task Force Issue 07-4, Application of the Two-Class Method Under FASB Statement No. 128 to Master Limited Partnerships (FASB Accounting Standards Codification 260), effective January 1, 2009.

KPMG LLP
Denver, Colorado March 8, 2010

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm